Exhibit 99.1

RenaissanceRe Reports Net Income Available to RenaissanceRe Common Shareholders of $271.2 Million for

the Second Quarter of 2009 or $4.32 Per Diluted Common Share

Operating Income of $254.1 Million for the Second Quarter of 2009 or $4.05 Per Diluted Common Share

Pembroke, Bermuda, July 28, 2009 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to common shareholders of $271.2 million or $4.32 per diluted common share in the second quarter, compared to net income available to common shareholders of $135.7 million or $2.13 per diluted common share for the same quarter of 2008. Operating income available to common shareholders was $254.1 million, or $4.05 per diluted common share in second quarter, compared to operating income available to common shareholders of $159.9 million, or $2.50 per diluted common share for the same quarter of 2008. Operating income excludes net realized gains on investments and net other-than-temporary impairments on fixed maturity investments available for sale of $18.9 million and $1.8 million, respectively, in the second quarter of 2009 and $2.4 million and $26.6 million, respectively, in the second quarter of 2008.

The Company reported an annualized return on average common equity of 41.5% and an annualized operating return on average common equity of 38.9% in the second quarter of 2009, compared to 19.9% and 23.4%, respectively, in the second quarter of 2008. Book value per common share increased to $44.17 at June 30, 2009, an 11.4% increase in the second quarter of 2009, compared to a 2.8% increase in the second quarter of 2008.

Neill A. Currie, CEO, commented: “I am pleased to report a strong quarter with an annualized operating ROE of 39% and over 11% growth in book value per share in the quarter. We generated strong underwriting profits and had a successful June 1st renewal season. We are pleased with our portfolio of risks, which reflects improving market conditions in our Reinsurance segment, and our investment results benefited from spreads tightening and improving valuations during the quarter.”

Mr. Currie added: “With our strong balance sheet, liquidity and market position, we were able to increase capacity for our clients in Florida, both via organic growth of our already strong portfolio and by the successful execution of our newest joint venture, Timicuan Reinsurance II Ltd. We also launched our Lloyd’s syndicate, RenaissanceRe Syndicate 1458, and announced an agreement to acquire Spectrum Partners Ltd, its managing agency, to establish a fully-integrated platform to meet our clients’ evolving needs. These activities reflect our commitment to strengthening our franchise by investing in people, risk management capabilities and underwriting tools while maintaining strong underwriting discipline.”

SECOND QUARTER 2009 RESULTS

Underwriting Results

Gross premiums written for the second quarter of 2009 increased $47.6 million, or 5.9%, to $855.2 million, compared to $807.6 million for the second quarter of 2008. The increase was primarily due to a $67.8 million increase in gross premiums written in the Company’s Reinsurance segment and partially offset by a $16.1 million decrease in gross premiums written within the Company’s Individual Risk segment, as described in more detail below. The Company generated $213.6 million of underwriting income and had a combined ratio of 43.8% in the second quarter of 2009, compared to $175.2 million of underwriting income and a 53.5% combined ratio in the second quarter of 2008. The Company’s underwriting results for the second quarter of 2009 were primarily driven by lower net claims and claim expenses incurred principally due to $106.2 million of favorable development on prior year reserves. The favorable development in the second quarter of 2009 is primarily due to the Company’s Reinsurance segment and reflects reductions in estimated ultimate losses on certain specific events within the Company’s catastrophe unit and better than expected claims emergence in the Company’s specialty unit. Favorable development on prior year reserves in the second quarter of 2008 of $49.6 million was primarily due to lower than expected claims emergence in both the Company’s Reinsurance and Individual Risk segments.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment increased $67.8 million, or 13.9%, to $555.6 million in the second quarter of 2009, compared to $487.8 million in the second quarter of 2008. Included in the Company’s Reinsurance segment’s gross premiums written is $41.8 million of premium written on behalf of a new fully-collateralized joint venture, Timicuan Reinsurance II Ltd. (“Tim Re II”), for which the Company can potentially receive a profit commission. Of the gross premiums written on behalf of Tim Re II, 83.2% is ceded to external parties, with the Company retaining the remaining 16.8% due to its 16.8% ownership interest in Tim Re II. The Company’s managed catastrophe premiums increased $92.4 million, or 18.7%, to $586.0 million in the second quarter of 2009, compared to $493.6 million in the second quarter of 2008. The Company’s growth in managed catastrophe premiums principally reflected the execution of the Tim Re II joint venture, the continuation of attractive market conditions on a risk-adjusted basis in the Company’s core markets and the inception of several new programs and other organic growth of the Company’s portfolio. This was partially offset by the impact on market demand of several large state catastrophe programs which purchased private market reinsurance in 2008 and prior periods, but have not done so to date in 2009. The Company’s specialty reinsurance premiums decreased $26.5 million, to $(3.4) million in the second quarter of 2009, compared to $23.1 million in the second quarter of 2008. The decrease in the Company’s specialty reinsurance premiums is due in part to the non-renewal and portfolio transfer out of a catastrophe exposed homeowners personal lines property quota share contract, representing a $24.2 million decrease in gross premiums written, which was partially offset by the inception of several new programs. The Company’s specialty reinsurance premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.

The Company’s Reinsurance segment generated $212.4 million of underwriting income and had a combined ratio of 6.8% in the second quarter of 2009, compared to $157.9 million of underwriting income and a combined ratio of 30.2% in the second quarter of 2008. The increase in underwriting income in the second quarter of 2009 was primarily due to favorable development on prior year reserves of $96.4 million in the second quarter of 2009, compared to $37.7 million in the second quarter of 2008. As noted above, the favorable development on prior year reserves in the second quarter of 2009 was the result of reductions in estimated ultimate losses on certain specific events within the catastrophe unit, including hurricanes Gustav and Ike (2008), the United Kingdom flooding (2007) and European windstorm Kyrill (2007), and within the Company’s specialty unit, lower than expected claims emergence on the 2005 through 2008 underwriting years. The Reinsurance segment experienced $37.7 million of favorable development in the second quarter of 2008 as a result of lower than expected claims emergence in the Company’s catastrophe and specialty reinsurance units.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment decreased $16.1 million, or 5.1%, to $298.7 million in the second quarter of 2009, compared to $314.8 million in the second quarter of 2008. The decrease in gross premiums written in the Individual Risk segment was primarily due to the Company’s decision in late 2008 to terminate several program manager relationships and a commercial property quota share contract and, during the second quarter of 2009, to reduce its participation on a personal lines property quota share contract. The latter decision resulted in an $11.6 million reduction in gross premiums written. The decrease was partially offset by growth in the Company’s multi-peril crop insurance gross premiums written during the second quarter of 2009, which increased $31.9 million, or 15.7%, to $235.0 million from $203.1 million in the second quarter of 2008, primarily driven by new business which more than offset a decline in commodity prices. Gross premiums written in the Company’s Individual Risk segment can fluctuate, perhaps significantly between quarters and between years based on several factors, including, without limitation, the timing of the inception or cessation of new program managers and quota share reinsurance contracts, including whether or not the Company has portfolio transfers in, or portfolio transfers out, of quota share reinsurance contracts of in-force books of business.

The Individual Risk segment generated $1.3 million of underwriting income and had a combined ratio of 99.2% in the second quarter of 2009, compared to $17.4 million of underwriting income and a combined ratio of 88.5% in the second quarter of 2008. The decrease in underwriting income was primarily due to a $13.5 million increase in net claims and claim expenses and a $3.3 million increase in acquisition expenses. The increase in the net claims and claim expenses was principally driven by several large losses reported in the Company’s commercial property line of business. The increase in acquisition expenses is primarily related to the Company recognizing a full quarter of expenses for Agro National Inc. (“Agro National”) during the second quarter of 2009 compared to one month in the second quarter of 2008, since the Company acquired Agro National on June 2, 2008. The Company’s Individual Risk segment’s prior year reserves experienced $9.9 million of favorable development in the second quarter of 2009 compared to $11.8 million of favorable development in the second quarter of 2008, primarily as a result of lower than expected reported claims on prior year reserves.

Investments

Returns on the Company’s investment portfolio were significantly higher in the second quarter of 2009 compared to the second quarter of 2008, primarily due to higher total returns on the Company’s fixed income portfolios including certain non-investment grade allocations which the Company includes in other investments. The Company also experienced higher returns in its hedge fund and private equity investments during the second quarter of 2009. The Company’s total investment result, which includes the sum of net investment income, net realized gains on investments, net other-than-temporary impairments on fixed maturity investments available for sale and the net change in unrealized holding gains on fixed maturity investments available for sale, excluding a cumulative effect adjustment as a result of the adoption of FAS 115-2, as described in more detail below, was $150.8 million in the second quarter of 2009, compared to negative $20.7 million in the second quarter of 2008, an increase of $171.5 million. The Company’s total investment result for the second quarter of 2009 benefitted from the significant tightening of credit spreads during the quarter, which resulted in increases in the fair value of many of the Company’s investments. The Company does not anticipate a repeat of this quarter’s investment performance in future periods.

Net investment income was $114.3 million in the second quarter of 2009, compared to net investment income of $38.7 million in the second quarter of 2008. The $75.6 million increase in net investment income was principally driven by a $41.7 million increase from the Company’s hedge fund and private equity investments and a $49.9 million increase in net investment income from its other investments, principally senior secured bank loan funds and non-U.S. fixed income funds, and partially offset by a $6.3 million and $9.3 million decrease in net investment income from the Company’s fixed maturity investments available for sale and short term investments, respectively. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment income which included net unrealized gains of $69.3 million in the second quarter of 2009, compared to $24.4 million of net unrealized losses in the second quarter of 2008.

Net realized gains on investments were $18.9 million in the second quarter of 2009, compared to $2.4 million in the second quarter of 2008, an improvement of $16.5 million. Net other-than-temporary impairments recognized in earnings were $1.8 million in the second quarter of 2009, compared to $26.6 million for the second quarter of 2008.

Other Items

•

The Company adopted Financial Accounting Standards Board Staff Position (“FSP”) No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FAS 157-4”) effective April 1, 2009. The adoption of FAS 157-4 did not have a material impact on the Company’s consolidated financial condition or results of operations.

•

The Company also adopted FSP No. 115-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FAS 115-2”) effective April 1, 2009. FAS 115-2 required the Company to record, as of April 1, 2009, a cumulative effect adjustment in shareholders’ equity, to reclassify certain other-than-temporary impairments previously taken through earnings. In accordance with FAS 115-2, the Company determined that of the $117.8 million in other-than-temporary impairments previously recorded in earnings on fixed maturity investments available for sale for which the Company held as of April 1, 2009, $76.2 million (net of tax) of these losses are not considered other-than-temporary impairments under FAS 115-2. As a result, the Company increased the amortized cost basis of these fixed maturity investments available for sale by $76.6 million, resulting in a $76.2 million (net of tax) decrease in other comprehensive income and a $76.2 million (net of tax) increase in retained earnings. The cumulative effect adjustment had no net effect on the Company’s shareholders’ equity or previously reported net income (loss) or operating income (loss). Of the $41.6 million difference between the $117.8 million of other-than-temporary impairments previously recorded in earnings and the $76.2 million cumulative effect adjustment, $20.6 million represents other-than-temporary impairments due to the Company’s intent to sell these securities and $21.0 million represents other-than-temporary impairments due to the Company determining that the present value of the cash flows expected to be collected from these securities was below amortized cost (credit impairments).

For the three months ended June 30, 2009, the Company recorded $1.8 million in other-than-temporary impairments which includes $0.2 million due to the Company’s intent to sell securities as of June 30, 2009 and $1.6 million due to credit impairments.

This Press Release includes certain non-GAAP financial measures including “operating income”, “operating income available to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 29, 2009 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of the Company’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company’s future business prospects. These statements may be considered “forward-looking”. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its quarterly reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	David Lilly or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues
Gross premiums written	$855,172	$807,575	$1,453,473	$1,334,613

Net premiums written	$631,370	$614,022	$1,078,206	$1,017,138
Increase in unearned premiums	(251,553)	(237,449)	(396,641)	(331,651)

Net premiums earned	379,817	376,573	681,565	685,487
Net investment income	114,293	38,685	156,419	91,188
Net foreign exchange (losses) gains	(4,162)	(231)	(14,317)	4,705
Equity in earnings of other ventures	5,432	4,872	7,168	11,122
Other (loss) income	(3,656)	(24)	(18,451)	7,988
Net realized gains on investments	18,889	2,412	41,015	17,124
Total other-than-temporary impairments	(5,289)	(26,573)	(24,311)	(51,955)
Portion recognized in other comprehensive income, before taxes	3,456	—	3,456	—

Net other-than-temporary impairments	(1,833)	(26,573)	(20,855)	(51,955)

Total revenues	508,780	395,714	832,544	765,659

Expenses
Net claims and claim expenses incurred	66,823	114,217	153,020	196,373
Acquisition expenses	52,495	53,613	97,099	100,041
Operational expenses	46,865	33,494	86,622	63,607
Corporate expenses	6,339	7,111	12,927	15,814
Interest expense	4,200	5,937	8,336	12,741

Total expenses	176,722	214,372	358,004	388,576

Income before taxes	332,058	181,342	474,540	377,083
Income tax (expense) benefit	(652)	6,295	200	(1,391)

Net income	331,406	187,637	474,740	375,692
Net income attributable to redeemable noncontrolling interest - DaVinciRe	(49,652)	(41,341)	(85,127)	(81,656)

Net income attributable to RenaissanceRe	281,754	146,296	389,613	294,036
Dividends on preference shares	(10,575)	(10,575)	(21,150)	(21,150)

Net income available to RenaissanceRe common shareholders	$271,179	$135,721	$368,463	$272,886

Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$4.05	$2.50	$5.57	$4.71
Net income available to RenaissanceRe common shareholders per common share - basic	$4.35	$2.16	$5.94	$4.25
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.32	$2.13	$5.90	$4.18

Average shares outstanding - basic	60,963	62,921	60,799	64,224
Average shares outstanding - diluted	61,322	63,878	61,156	65,340

Net claims and claim expense ratio	17.6%	30.3%	22.5%	28.6%
Underwriting expense ratio	26.2%	23.2%	26.9%	23.9%

Combined ratio	43.8%	53.5%	49.4%	52.5%

Operating return on average common equity - annualized (1)	38.9%	23.4%	27.5%	22.3%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$4,230,443	$2,996,885
Short term investments, at fair value	1,074,469	2,172,343
Other investments, at fair value	779,416	773,475
Investments in other ventures, under equity method	91,677	99,879

Total investments	6,176,005	6,042,582
Cash and cash equivalents	209,933	274,692
Premiums receivable	1,071,666	565,630
Ceded reinsurance balances	250,225	88,019
Losses recoverable	266,993	299,534
Accrued investment income	29,209	26,614
Deferred acquisition costs	114,836	81,904
Receivable for investments sold	332,763	236,485
Other secured assets	76,509	76,424
Other assets	206,455	217,986
Goodwill and other intangibles	70,843	74,181

Total assets	$8,805,437	$7,984,051

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,938,295	$2,160,612
Reserve for unearned premiums	1,069,082	510,235
Debt	450,000	450,000
Reinsurance balances payable	499,437	315,401
Payable for investments purchased	468,329	378,111
Other secured liabilities	77,420	77,420
Other liabilities	198,710	290,998

Total liabilities	4,701,273	4,182,777

Redeemable noncontrolling interest - DaVinciRe	700,562	768,531

Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	62,345	61,503
Additional paid-in capital	18,600	—
Accumulated other comprehensive income	12,065	75,387
Retained earnings	2,660,592	2,245,853

Total shareholders’ equity	3,403,602	3,032,743

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$8,805,437	$7,984,051

Book value per common share	$44.17	$38.74

Common shares outstanding	62,345	61,503

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars)

(Unaudited)

	Three months ended June 30, 2009
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$555,632	$298,731	$809	$—	$855,172

Net premiums written	$394,981	$236,389		—	$631,370

Net premiums earned	$227,912	$151,905		—	$379,817
Net claims and claim expenses incurred	(40,789)	107,612		—	66,823
Acquisition expenses	21,136	31,359		—	52,495
Operational expenses	35,189	11,676		—	46,865

Underwriting income	$212,376	$1,258		—	213,634

Net investment income				114,293	114,293
Equity in earnings of other ventures				5,432	5,432
Other loss				(3,656)	(3,656)
Interest and preference share dividends				(14,775)	(14,775)
Redeemable noncontrolling interest - DaVinciRe				(49,652)	(49,652)
Other items, net				(11,153)	(11,153)
Net realized gains on investments				18,889	18,889
Net other-than-temporary impairments				(1,833)	(1,833)

Net income available to RenaissanceRe common shareholders				$57,545	$271,179

Net claims and claim expenses incurred - current accident year	$55,575	$117,465			$173,040
Net claims and claim expenses incurred - prior accident years	(96,364)	(9,853)			(106,217)

Net claims and claim expenses incurred - total	$(40,789)	$107,612			$66,823

Net claims and claim expense ratio - current accident year	24.4%	77.3%			45.6%
Net claims and claim expense ratio - prior accident years	(42.3%)	(6.5%)			(28.0%)

Net claims and claim expense ratio - calendar year	(17.9%)	70.8%			17.6%
Underwriting expense ratio	24.7%	28.4%			26.2%

Combined ratio	6.8%	99.2%			43.8%

(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended June 30, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$487,793	$314,845	$4,937	$—	$807,575

Net premiums written	$353,187	$260,835		—	$614,022

Net premiums earned	$226,286	$150,287		—	$376,573
Net claims and claim expenses incurred	20,120	94,097		—	114,217
Acquisition expenses	25,511	28,102		—	53,613
Operational expenses	22,756	10,738		—	33,494

Underwriting income	$157,899	$17,350		—	175,249

Net investment income				38,685	38,685
Equity in earnings of other ventures				4,872	4,872
Other loss				(24)	(24)
Interest and preference share dividends				(16,512)	(16,512)
Redeemable noncontrolling interest - DaVinciRe				(41,341)	(41,341)
Other items, net				(1,047)	(1,047)
Net realized gains on investments				2,412	2,412
Net other-than-temporary impairments				(26,573)	(26,573)

Net income available to RenaissanceRe common shareholders				$(39,528)	$135,721

Net claims and claim expenses incurred - current accident year	$57,861	$105,926			$163,787
Net claims and claim expenses incurred - prior accident years	(37,741)	(11,829)			(49,570)

Net claims and claim expenses incurred - total	$20,120	$94,097			$114,217

Net claims and claim expense ratio - current accident year	25.6%	70.5%			43.5%
Net claims and claim expense ratio - prior accident years	(16.7%)	(7.9%)			(13.2%)

Net claims and claim expense ratio - calendar year	8.9%	62.6%			30.3%
Underwriting expense ratio	21.3%	25.9%			23.2%

Combined ratio	30.2%	88.5%			53.5%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars)

(Unaudited)

	Six months ended June 30, 2009
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,088,548	$363,880	$1,045	$—	$1,453,473

Net premiums written	$809,768	$268,438		—	$1,078,206

Net premiums earned	$453,883	$227,682		—	$681,565
Net claims and claim expenses incurred	(24,218)	177,238		—	153,020
Acquisition expenses	40,157	56,942		—	97,099
Operational expenses	64,304	22,318		—	86,622

Underwriting income (loss)	$373,640	$(28,816)		—	344,824

Net investment income				156,419	156,419
Equity in earnings of other ventures				7,168	7,168
Other loss				(18,451)	(18,451)
Interest and preference share dividends				(29,486)	(29,486)
Redeemable noncontrolling interest - DaVinciRe				(85,127)	(85,127)
Other items, net				(27,044)	(27,044)
Net realized gains on investments				41,015	41,015
Net other-than-temporary impairments				(20,855)	(20,855)

Net income available to RenaissanceRe common shareholders				$23,639	$368,463

Net claims and claim expenses incurred - current accident year	$96,881	$155,094			$251,975
Net claims and claim expenses incurred - prior accident years	(121,099)	22,144			(98,955)

Net claims and claim expenses incurred - total	$(24,218)	$177,238			$153,020

Net claims and claim expense ratio - current accident year	21.3%	68.1%			37.0%
Net claims and claim expense ratio - prior accident years	(26.6%)	9.7%			(14.5%)

Net claims and claim expense ratio - calendar year	(5.3%)	77.8%			22.5%
Underwriting expense ratio	23.0%	34.9%			26.9%

Combined ratio	17.7%	112.7%			49.4%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Six months ended June 30, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$931,521	$395,666	$7,426	$—	$1,334,613

Net premiums written	$696,107	$321,031		—	$1,017,138

Net premiums earned	$458,513	$226,974		—	$685,487
Net claims and claim expenses incurred	67,189	129,184		—	196,373
Acquisition expenses	44,026	56,015		—	100,041
Operational expenses	43,895	19,712		—	63,607

Underwriting income	$303,403	$22,063		—	325,466

Net investment income				91,188	91,188
Equity in earnings of other ventures				11,122	11,122
Other income				7,988	7,988
Interest and preference share dividends				(33,891)	(33,891)
Redeemable noncontrolling interest - DaVinciRe				(81,656)	(81,656)
Other items, net				(12,500)	(12,500)
Net realized gains on investments				17,124	17,124
Net other-than-temporary impairments				(51,955)	(51,955)

Net income available to RenaissanceRe common shareholders				$(52,580)	$272,886

Net claims and claim expenses incurred - current accident year	$128,437	$162,591			$291,028
Net claims and claim expenses incurred - prior accident years	(61,248)	(33,407)			(94,655)

Net claims and claim expenses incurred - total	$67,189	$129,184			$196,373

Net claims and claim expense ratio - current accident year	28.0%	71.6%			42.5%
Net claims and claim expense ratio - prior accident years	(13.3%)	(14.7%)			(13.9%)

Net claims and claim expense ratio - calendar year	14.7%	56.9%			28.6%
Underwriting expense ratio	19.1%	33.4%			23.9%

Combined ratio	33.8%	90.3%			52.5%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written Analysis

(in thousands of United States Dollars) (Unaudited)

	Three months ended		Six months ended
Reinsurance Segment	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Renaissance catastrophe premiums	$356,269	$291,317	$645,899	$516,285
Renaissance specialty premiums	(3,370)	22,955	65,603	98,418

Total Renaissance premiums	352,899	314,272	711,502	614,703

DaVinci catastrophe premiums	202,733	173,349	374,519	312,527
DaVinci specialty premiums	—	172	2,527	4,291

Total DaVinci premiums	202,733	173,521	377,046	316,818

Total Reinsurance premiums	$555,632	$487,793	$1,088,548	$931,521

Total specialty premiums	$(3,370)	$23,127	$68,130	$102,709

Total catastrophe premiums	$559,002	$464,666	$1,020,418	$828,812
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	26,184	24,042	49,976	55,663
Catastrophe premiums assumed from the Individual Risk segment	809	4,937	1,045	7,426

Total managed catastrophe premiums (2)	$585,995	$493,645	$1,071,439	$891,901

(1)	Top Layer Re is accounted for under the equity method of accounting.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

	Three months ended		Six months ended
Individual Risk Segment	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Multi-peril crop	$234,994	$203,077	$243,146	$208,449
Commercial multi-line	25,447	31,699	50,089	63,083
Commercial property	32,366	60,830	48,487	91,683
Personal lines property	5,924	19,239	22,158	32,451

Total Individual Risk premiums	$298,731	$314,845	$363,880	$395,666

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars) (Unaudited)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Fixed maturity investments available for sale	$40,007	$46,308	$79,134	$95,843
Short term investments	2,741	12,054	5,812	31,134
Other investments
Hedge funds and private equity investments	12,327	(29,395)	(7,414)	(31,335)
Other	61,740	11,863	83,561	(2,578)
Cash and cash equivalents	157	1,042	530	3,944

	116,972	41,872	161,623	97,008
Investment expenses	(2,679)	(3,187)	(5,204)	(5,820)

Net investment income	114,293	38,685	156,419	91,188

Gross realized gains	33,213	18,606	64,636	38,878
Gross realized losses	(14,324)	(16,194)	(23,621)	(21,754)

Net realized gains on investments	18,889	2,412	41,015	17,124

Total other-than-temporary impairments	(5,289)	(26,573)	(24,311)	(51,955)
Portion recognized in other comprehensive income, before taxes	3,456	—	3,456	—

Net other-than-temporary impairments	(1,833)	(26,573)	(20,855)	(51,955)

Net unrealized losses on fixed maturity investments available for sale	(57,166)	(35,248)	(62,573)	(11,519)
FAS 115-2 cumulative effect adjustment (1)	76,615	—	76,615	—

Net change in unrealized holding gains on fixed maturity investments available for sale	19,449	(35,248)	14,042	(11,519)

Total investment result	$150,798	$(20,724)	$190,621	$44,838

(1)	Cumulative effect adjustment to opening retained earnings as of April 1, 2009, as a result of the adoption of FAS 115-2.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data – Investment Portfolio – Yield to Maturity and Credit Rating

(in thousands of United States Dollars)

(Unaudited)

	Amortized Cost	Fair Value	% of Total Managed Investment Portfolio	Yield to Maturity	Credit Rating (1)
At June 30, 2009					AAA	AA	A	BBB	Non- Investment Grade	Not Rated
Short term investments	$1,074,469	$1,074,469	17.7%	0.4%	$1,047,170	$23,160	$3,815	$124	$200	$—
		100.0%			97.5%	2.2%	0.3%	0.0%	0.0%	0.0%
Fixed maturity investments available for sale
U.S. treasuries	299,300	300,521	4.9%	1.7%	300,521	—	—	—	—	—
Agencies
Fannie Mae & Freddie Mac	613,535	610,877	10.0%	2.5%	606,198	—	4,679	—	—	—
Other agencies	68,365	69,122	1.1%	2.0%	69,122	—	—	—	—	—

Total agencies	681,900	679,999	11.1%	2.5%	675,320	—	4,679	—	—	—
Non U.S. government	94,365	98,382	1.6%	5.0%	67,647	5,000	791	11,734	13,210	—
FDIC guaranteed corporate	809,743	812,509	13.4%	1.8%	812,509	—	—	—	—	—
Non-U.S. government-backed corporate	142,525	143,284	2.4%	2.7%	129,992	13,292	—	—	—	—
Corporate	726,114	741,295	12.2%	4.6%	61,751	324,996	222,027	73,260	59,261	—
Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	1,056,022	1,069,621	17.6%	4.2%	1,069,621	—	—	—	—	—
Non-agency securities	37,039	34,407	0.6%	9.5%	32,084	1,129	—	1,194	—	—
Non-agency securities - Alt A	16,015	15,183	0.2%	15.0%	14,081	471	306	—	325	—
Non-agency securities - Sub-prime	—	—	0.0%	0.0%	—	—	—	—	—	—

Total residential mortgage-backed securities	1,109,076	1,119,211	18.4%	4.5%	1,115,786	1,600	306	1,194	325	—
Commercial mortgage-backed securities	217,382	204,275	3.4%	8.7%	204,275	—	—	—	—	—

Total mortgage-backed securities	1,326,458	1,323,486	21.8%	5.2%	1,320,061	1,600	306	1,194	325	—
Asset-backed securities
Auto	61,047	62,137	1.0%	2.5%	62,137	—	—	—	—	—
Stranded cost	6,996	7,105	0.1%	1.9%	7,105	—	—	—	—	—
Credit cards	6,460	6,574	0.1%	2.1%	6,574	—	—	—	—	—
Other	58,214	55,151	0.9%	5.6%	55,151	—	—	—	—	—

Total asset-backed securities	132,717	130,967	2.1%	3.8%	130,967	—	—	—	—	—

Total securitized assets	1,459,175	1,454,453	23.9%	5.0%	1,451,028	1,600	306	1,194	325	—

Total fixed maturity investments available for sale	4,213,122	4,230,443	69.5%	3.6%	3,498,768	344,888	227,803	86,188	72,796	—
		100.0%			8.27%	8.2%	5.4%	2.0%	1.7%	0.0%
Other investments
Private equity partnerships		263,263	4.3%		—	—	—	—	—	263,263
Senior secured bank loan funds		259,234	4.3%		—	—	—	—	259,234	—
Catastrophe bonds		100,502	1.6%		—	24,214	—	—	76,288	—
Non-U.S. fixed income funds		68,192	1.1%		—	—	—	38,337	29,855	—
Hedge funds		66,625	1.1%		—	—	—	—	—	66,625
Miscellaneous other investments		21,600	0.4%		—	—	—	13,319	8,281	—

Total other investments		779,416	12.8%		—	24,214	—	51,656	373,658	329,888
Total managed investment portfolio		$6,084,328	100.0%		$4,545,938	$392,262	$231,618	$137,968	$446,654	$329,888
		100.0%			74.8%	6.4%	3.8%	2.3%	7.3%	5.4%

(1)	The credit ratings included in this table are those assigned by Standard & Poor’s Corporation (“S&P”). When ratings provided by S&P were not available, ratings from other nationally recognized rating agencies were used. The Company has grouped short term investments with an A-1+ and A-1 short-term issue credit rating as AAA, short term investments with A-2 short-term issue credit rating as AA and short term investments with an A-3 short-term issue credit rating as A.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data—Investment Portfolio

(in thousands of United States Dollars)

(Unaudited)

	At June 30, 2009		At December 31, 2008		Change
	Fair Value	% of Total Managed Investment Portfolio	Fair Value	% of Total Managed Investment Portfolio	$	%
Short term investments	$1,074,469	17.7%	$2,172,343	36.6%	$(1,097,874)	(50.5%)

Fixed maturity investments available for sale

U.S. treasuries	300,521	4.9%	467,480	7.9%	(166,959)	(35.7%)

Agencies

Fannie Mae & Freddie Mac	610,877	10.0%	385,229	6.4%	225,648	58.6%
Other agencies	69,122	1.1%	63,292	1.1%	5,830	9.2%

Total agencies	679,999	11.1%	448,521	7.5%	231,478	51.6%

Non U.S. government	98,382	1.6%	55,370	0.9%	43,012	77.7%

FDIC guaranteed corporate	812,509	13.4%	207,393	3.5%	605,116	291.8%

Non-U.S. government-backed corporate	143,284	2.4%	3,530	0.1%	139,754	3959.0%

Corporate	741,295	12.2%	537,975	9.1%	203,320	37.8%

Mortgage-backed securities

Residential mortgage-backed securities
Agency securities	1,069,621	17.6%	756,902	12.7%	312,719	41.3%
Non-agency securities	34,407	0.6%	70,916	1.2%	(36,509)	(51.5%)
Non-agency securities - Alt A	15,183	0.2%	27,756	0.5%	(12,573)	(45.3%)
Non-agency securities - Sub-prime	—	0.0%	—	0.0%	—	0.0%

Total residential mortgage-backed securities	1,119,211	18.4%	855,574	14.4%	263,637	30.8%

Commercial mortgage-backed securities	204,275	3.4%	255,020	4.3%	(50,745)	(19.9%)

Total mortgage-backed securities	1,323,486	21.8%	1,110,594	18.7%	212,892	19.2%

Asset-backed securities
Auto	62,137	1.0%	95,812	1.6%	(33,675)	(35.1%)
Stranded cost	7,105	0.1%	7,639	0.1%	(534)	(7.0%)
Credit cards	6,574	0.1%	12,056	0.2%	(5,482)	(45.3%)
Other	55,151	0.9%	50,515	0.8%	(4,636)	9.2%

Total asset-backed securities	130,967	2.1%	166,022	2.7%	(35,055)	(21.1%)

Total securitized assets	1,454,453	23.9%	1,276,616	21.4%	177,837	13.9%

Total fixed maturity investments available for sale	4,230,443	69.5%	2,996,885	50.4%	1,233,558	41.2%

Other investments

Private equity partnerships	263,263	4.3%	258,901	4.3%	4,362	1.7%
Senior secured bank loan funds	259,234	4.3%	215,870	3.6%	43,364	20.1%
Catastrophe bonds	100,502	1.6%	93,085	1.8%	7,417	8.0%
Non-U.S. fixed income funds	68,192	1.1%	81,719	1.6%	(13,527)	(16.6%)
Hedge funds	66,625	1.1%	105,838	1.4%	(39,213)	(37.1%)
Miscellaneous other investments	21,600	0.04%	18,062	0.3%	3,538	19.6%

Total other investments	779,416	12.8%	773,475	13.0%	5,941	0.8%

Total managed investment portfolio	$6,084,328	100.0%	$5,942,703	100.0%	$141,625	2.4%

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Fixed Maturity Investments Available for Sale - Securitized Assets

(in thousands of United States Dollars)

(Unaudited)

At June 30, 2009	Fair Value	% of Total Managed Investment Portfolio	% of Total Managed Investment Portfolio						% of Total Securitized Assets	Weighted Average Life
			Vintage
			2009	2008	2007	2006	2005	2004 & Prior
Total managed investment portfolio	$6,084,328	100.0%

Mortgage-backed securities

Residential mortgage-backed securities
Agency securities	1,069,621	17.6%	3.0%	7.3%	4.0%	0.7%	0.8%	1.8%	73.5%	4.4

Non-agency securities	34,407	0.6%	0.0%	0.0%	0.0%	0.1%	0.2%	0.3%	2.4%	4.4
Non-agency securities - Alt A	15,183	0.2%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%	1.0%	4.0
Non-agency securities - Sub-prime	—	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	—

Total non-agency securities	49,590	0.8%	0.0%	0.0%	0.0%	0.1%	0.3%	0.4%	3.4%	4.3

Total residential mortgage-backed securities	1,119,211	18.4%	3.0%	7.3%	4.0%	0.8%	1.1%	2.2%	76.9%	4.4
Commercial mortgage-backed securities	204,275	3.4%	0.0%	0.2%	0.3%	0.5%	0.8%	1.6%	14.0%	3.1

Total mortgage-backed securities	1,323,486	21.8%	3.0%	7.5%	4.3%	1.3%	1.9%	3.8%	90.9%	4.2

Asset-backed securities
Auto	62,137	1.0%	0.0%	0.1%	0.0%	0.7%	0.2%	0.0%	4.3%	0.8
Stranded cost	7,105	0.1%	0.0%	0.0%	0.0%	0.0%	0.1%	0.0%	0.5%	1.5
Credit cards	6,574	0.1%	0.0%	0.0%	0.0%	0.0%	0.1%	0.0%	0.5%	1.5
Other	55,151	0.9%	0.0%	0.6%	0.0%	0.0%	0.2%	0.1%	3.8%	5.0

Total asset-backed securities	130,967	2.1%	0.0%	0.7%	0.0%	0.7%	0.6%	0.1%	9.1%	2.6

Total securitized assets	$1,454,453	23.9%	3.0%	8.2%	4.3%	2.0%	2.5%	3.9%	100.0%	4.1

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Fixed Maturity Investments Available for Sale - Corporate

(in thousands of United States Dollars)

(Unaudited)

	At June 30, 2009
Sector	Total	AAA	AA	A	BBB	Non-Investment Grade
Financials	$382,355	$13,891	$228,693	$115,292	$13,383	$11,096
Industrial, utilities and energy	112,710	3,164	28,569	36,632	26,514	17,831
Consumer	157,290	29,838	67,734	27,834	13,809	18,075
Communications and technology	80,439	14,858	—	37,999	17,678	9,904
Basic materials	8,501	—	—	4,270	1,876	2,355

Total corporate fixed maturity investments available for sale, at fair value (1)	$741,295	$61,751	$324,996	$222,027	$73,260	$59,261

(1)	Excludes FDIC guaranteed and non-U.S. government backed corporate fixed maturity investments available for sale, at fair value.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio

Short Term Investments and Fixed Maturity Investments Available for Sale - Top 10 Corporate Issuers by Fair Value

(in thousands of United States Dollars)

(Unaudited)

	At June 30, 2009
Issuer	Total	Short term investments	Fixed maturity investments available for sale
General Electric Company	$85,369	$—	$85,369
Wells Fargo & Company	62,693	—	62,693
JP Morgan Chase & Co.	34,761	4,909	29,852
Pfizer Inc.	28,172	—	28,172
The Bank of New York Mellon Corporation	26,334	—	26,334
Novartis AG	24,276	—	24,276
Wal-mart Stores Inc.	17,571	—	17,571
Microsoft Corporation	14,858	—	14,858
US Bancorp	13,606	9,129	4,477
BP Plc	13,058	—	13,058

Total (1)	$320,698	$14,038	$306,660

(1)	Excludes FDIC guaranteed and non-U.S. government backed corporate fixed maturity investments available for sale, at fair value.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments and net other-than-temporary impairments on fixed maturity investments available for sale. The Company’s management believes that “operating income” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio, which is not considered by management to be a relevant indicator of its business operations. The Company also uses “operating income” to calculate “operating income per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share – diluted to operating income available to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except for per share amounts)	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net income available to RenaissanceRe common shareholders	$271,179	$135,721	$368,463	$272,886
Adjustment for net realized gains on investments	(18,889)	(2,412)	(41,015)	(17,124)
Adjustment for net other-then-temporary impairments	1,833	26,573	20,855	51,955

Operating income available to RenaissanceRe common shareholders	$254,123	$159,882	$348,303	$307,717

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.32	$2.13	$5.90	$4.18
Adjustment for net realized gains on investments	(0.31)	(0.04)	(0.67)	(0.26)
Adjustment for net other-then-temporary impairments	0.04	0.41	0.34	0.79

Operating income available to RenaissanceRe common shareholders per common share - diluted	$4.05	$2.50	$5.57	$4.71

Return on average common equity - annualized	41.5%	19.9%	29.1%	19.8%
Adjustment for net realized gains on investments	(2.9%)	(0.4%)	(3.2%)	(1.2%)
Adjustment for net other-then-temporary impairments	0.3%	3.9%	1.6%	3.7%

Operating return on average common equity - annualized	38.9%	23.4%	27.5%	22.3%

The Company has also included in this Press Release “managed catastrophe premiums.” “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Individual Risk segment. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the exclusion of catastrophe premiums assumed from the Company’s Individual Risk segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.